Exhibit 99.1

Iteris Reports Preliminary Summary
Financial Results for Fiscal 2014

SANTA ANA, Calif. – July 16, 2014 – Iteris, Inc. (NYSE MKT: ITI), a leader in providing intelligent traffic management information solutions, has reported the following preliminary condensed consolidated financial results for its fiscal 2014, ended March 31, 2014, to provide investors with insight into the company’s performance pending completion of the fiscal 2014 audit:

Iteris, Inc.
Summary Consolidated Financial Data

(Amounts in thousands)

	Fiscal Year Ended March 31,
	2014 Range	2013
	(unaudited estimates)	(audited)
Total Revenues	$ 67,200 – $68,600	$ 61,685
Net Income	$500 – $1,500	$2,379

Note – Net income in fiscal 2014 and 2013 includes an approximate $0.1 million and $1.5 million  gain on the sale of discontinuted operation, net of tax, respectively.

	As of March 31,
	2014	2013
	(unaudited estimates)	(audited)
Cash and cash Equivalents	$20,400	$18,678
Total Assets	$69,300 – $70,700	$69,511
Total Liabilities	$13,000 – $13,600	$13,630
Total Stockholders’ Equity	$56,300 – $57,500	$55,881

Note – The cash reported above as of March 31, 2013 has been reduced by $0.4 million, which moved into other assets to conform with current year presentation. Further, The company had no outstanding balance on its line of credit as of March 31, 2014

The foregoing estimates are unaudited, and have not been reviewed by Iteris’ independent accountants and they are subject to change pending completion of the company’s fiscal 2014 audit.  As previously announced, the company is continuing to work with its auditors to complete the fiscal 2014 audit, which will require additional time to complete, primarily due to  the review of certain complex, multi-element contracts by the company and it’s auditors.  Iteris expects to be able to complete fiscal 2014 audit and file its Annual Report on Form 10-K within the next three to six weeks.

Abbas Mohaddes, the company’s CEO noted, “2014 was another profitable year with strong revenue growth and a growing cash balance. In addition, our business and its prospects remain strong. We are continuing to focus on completing our fiscal 2014 audit.”

About Iteris, Inc.

Iteris, Inc. (NYSE MKT: ITI) is a leader in providing intelligent information solutions to the traffic management market. The company is focused on the development and application of advanced technologies and software-based information systems that reduce traffic congestion, provide measurement, management, and predictive traffic and weather analytics, and improve the safety of surface transportation systems. By combining its unique IP, products, decades of expertise in traffic management, hyper-local weather solutions and information technologies, Iteris offers a broad range of Intelligent Transportation System (ITS) solutions to customers worldwide. The firm is headquartered in Santa Ana, California, with offices nationwide and in the Middle East. For more information, please call 1-888-329-4483 or visit www.iteris.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the company’s estimated operating results and future prospects, and our ability to complete the fiscal 2014 audit and file the Annual Report on Form 10-K on a timely basis. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the ability of our auditors to complete the fiscal 2014 audit on a timely basis; unanticipated audit adjustments, management’s ability to adequately respond to any follow-up inquiries of our auditor; the completion of any additional procedures and/or testing required by our auditors; federal, state, and local government budgetary issues, constraints and delays; our ability to further expand our revenues and introduce and gain broad acceptance for new and recently introduced technologies, products or services; the impact of competition; and the general economic and political conditions and specific conditions in the markets we address.  Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 949-574-3860

ITI@liolios.com